As filed with the Securities and Exchange Commission on April 16, 2024

Registration No. 333-240225

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO

FORM S-8

UNDER THE SECURITIES ACT OF 1933

MEDICENNA THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Bloor St. W., 7th Floor Toronto, Ontario Canada	M4W 3E2
(Address of Principal Executive Offices)	(Zip Code)

Medicenna Therapeutics Corp.

2017 Stock Option Plan

(Full title of the plan)

C T Corporation System

28 Liberty Street

New York, New York 10005

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copy to:

Charles-Antoine Soulière McCarthy Tétrault LLP 500, Grande Allée Est 9e étage Québec City, Québec G1R 2J7 Canada Telephone: (418) 521-3028	David Hyman Medicenna Therapeutics Corp. 2 Bloor St. W., 7th Floor Toronto, Ontario M4W 3E2 Canada Telephone: (416) 648-5555	Thomas M. Rose Troutman Pepper Hamilton Sanders LLP 401 9th Street, NW, Suite 1000 Washington, DC 20004 United States Telephone: (757) 687-7715

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Medicenna Therapeutics Corp. (the “Registrant”) is filing this Post-Effective Amendment (this “Amendment”) to its Registration Statement on Form S-8, File No. 333-240225 (the “Registration Statement”), to terminate the offering registered on such Registration Statement and to withdraw and remove from registration, and deregister certain securities originally registered by the Registrant pursuant to the Registration Statement.

In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of post-effective amendment, any of the securities which had been registered for issuance but remain unsold or unissued at the termination of the offerings, the Registrant hereby terminates the effectiveness of the Registration Statement, and removes and withdraws from registration any and all such securities of the Registrant registered pursuant to the Registration Statement that remain unsold or unissued as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the fifteenth day of April, 2024.

MEDICENNA THERAPEUTICS CORP.
(Registrant)

By:	/s/ Fahar Merchant
Fahar Merchant President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on April 15, 2024.

Signature	Title

/s/ Fahar Merchant	President, Chief Executive Officer and Chairman
Fahar Merchant	(principal executive officer)

/s/ David Hyman	Chief Financial Officer
David Hyman	(principal financial and accounting officer)

*	Lead Director
Albert G. Beraldo

*	Director
Karen Dawes

*	Director
Dr. John Geltosky

*	Director
John H. Sampson

* By: /s/ Fahar Merchant

Fahar Merchant

Attorney-in-Fact

April 15, 2024

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Medicenna Therapeutics Corp. in the United States, in the City of Newark, State of Delaware, on April 15, 2024.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director